Registration No. 333-87844

As filed with the Securities and Exchange Commission on August 4, 2006

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOTIENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4812	93-0976127
(State of Incorporation)	(Primary S.I.C. Code Number)	(I.R.S. Employer
		Identification No.)

300 Knightsbridge Pkwy.
 Lincolnshire, IL 60069
 (847) 478-4200
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)

      Robert L. Macklin
 General Counsel and Secretary
 300 Knightsbridge Pkwy.
 Lincolnshire, Il 60069
 (847) 478-4200
(Name, Address, Including Zip Code, And Telephone Number,
Including Area Code, Of Agent For Service)

Approximate Date Of Commencement Of Proposed Sale To The Public:
 N/A

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

On May 8, 2002, Motient Corporation ("Motient") filed a Registration Statement on Form S-1 (Registration No. 333-87844) (the "Registration Statement"), as amended on May 22, 2002 with the Securities and Exchange Commission, registering up to 6,964,705 shares of Motient's common stock (the "Common Stock") all of which were held by certain selling stockholders names in the Registration Statement. 3,140,012 of the shares registered in the Registration Statement were ultimately registered in Motient’s July 25, 2006 Registration Statement on Form S-3. The remainder of the shares were either sold by the selling stockholders pursuant to the Registration Statement, or are no longer required to be registered as they are freely tradable pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. Pursuant to the undertaking made by Motient as required by Item 512(a)(3) of Regulation S-K, Motient files this Post-Effective Amendment No. 1 to the Registration Statement to deregister all 6,964,705 of such shares of Common Stock registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lincolnshire, Commonwealth of Illinois, on August 4, 2006.

MOTIENT CORPORATION

By:	/s/ Christopher Downie
Christopher Downie Executive Vice President,
Chief Operating Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 4, 2006.

Name	Title

/s/ Christopher Downie	Executive Vice President, Chief Operating Officer
Christopher Downie	and Treasurer (Principal Executive Officer)

/s/ Myrna Newman	Controller and Chief Accounting Officer
Myrna J. Newman	(Principal Financial Officer)

/s/ David Andonian	Director
David Andonian

/s/ Robert Brumley	Director
Robert Brumley

/s/ David Grain	Director
David Grain

/s/ Jacques Leduc	Director
Jacques Leduc

/s/ David Meltzer	Director
David Meltzer

/s/ Raymond Steele	Director
Raymond L. Steele